LETTER OF TRANSMITTAL

DaVita Inc.

To Tender Common Shares
Pursuant to the Amended Offer to Purchase Dated April 22, 2002

THE OFFER, PRORATION PERIOD AND WITHDRAWAL RIGHTS WILL EXPIRE AT 9:00 A.M., NEW YORK CITY TIME, ON FRIDAY, MAY 3, 2002, UNLESS THE OFFER IS EXTENDED.

The Depositary for the Offer is:

The Bank of New York

By Mail:	By Hand:	By Overnight Courier:

Tender & Exchange Department P.O. Box 11248 Church Street Station New York, NY 10286-1248	Tender & Exchange Department One Wall Street, 3rd Floor New York, NY 10286	Tender & Exchange Department 385 Rifle Camp Road, 5th Floor West Paterson, NJ 07424

Facsimile Number:
(For Eligible Institutions Only)
(973) 247-4077

For Confirmation of Facsimile:
(973) 247-4075

Delivery of this Letter of Transmittal to an address other than as set forth above or transmission of instructions via facsimile to a number other than as set forth above will not constitute a valid delivery to the Depositary.

Please read this entire Letter of Transmittal carefully before completing this Letter of Transmittal.

DESCRIPTION OF SHARES TENDERED

Name(s) And Address(es) of Registered Holder(s) (If blank, please fill in exactly as name(s) appear(s) on Certificate(s))		Shares Tendered

Indicate in this box the order (by certificate number) in which shares are to be purchased in event of proration (attach additional signed list if necessary): (1)(3) 1st: 2nd: 3rd: 4th:		For Certificates Tendered (1) (attach additional signed lists if necessary)

	Certificate Number(s)	Total Number of Shares Evidenced by Certificate(s)	Number of Shares Tendered(2)

Total Certificated Shares Tendered

Total Shares Tendered By Book-Entry (DRS)

Total Shares Tendered

(1)	Need not be completed if shares are delivered by book-entry transfer.
(2)
If you desire to tender fewer than all shares evidenced by any certificates listed, please indicate in this column the number of shares you wish to tender. Otherwise, all shares evidenced by such certificate will be deemed to have been tendered. See Instruction 4.

(3)	If you do not designate an order, in the event less than all shares tendered are purchased due to proration, shares will be selected for purchase by the Depositary.

☐
Check here if any of the certificates representing your DaVita common shares have been lost or destroyed. You must complete an affidavit of loss and return it with your Letter of Transmittal. Please call the Depositary at (800) 507-9357 to obtain an affidavit of loss and for further instructions.

This Letter of Transmittal is to be completed only if (1) certificates representing shares are to be forwarded herewith, or (2) unless an Agent’s Message (as defined in the Amended Offer to Purchase) is utilized, a tender of shares is to be made concurrently by book-entry transfer to the account maintained by the Depositary at The Depository Trust Company (“DTC”) pursuant to Section 3 of the Amended Offer to Purchase.

If you desire to tender shares pursuant to the offer, but your share certificates are not immediately available or you cannot deliver the certificates and all other documents required by this Letter of Transmittal to the Depositary on or before the Expiration Date (as defined in the Amended Offer to Purchase), or you cannot comply with the procedure for book-entry transfer on a timely basis, you may nevertheless tender your shares pursuant to the guaranteed delivery procedure set forth in Section 3 of the Amended Offer to Purchase. See Instruction 2.

SHARES TENDERED AT PRICE DETERMINED BY STOCKHOLDER
(See Instruction 5 to the Letter of Transmittal)

By checking ONE of the following boxes below INSTEAD OF THE BOX UNDER “SHARES TENDERED AT PRICE DETERMINED PURSUANT TO THE OFFER,” you hereby tender shares at the price checked. This action could result in none of the shares being purchased if the purchase price determined by us for the shares is less than the price checked below. If you desire to tender shares at more than one price, you must complete a separate Letter of Transmittal for each price at which shares are tendered. The same shares cannot be tendered at more than one price. All shares previously tendered at less than $22.00 shall be deemed to have been tendered at $22.00 and you do not need to deliver a notice of withdrawal or new Letter of Transmittal to effect this change. If you would like to change your tender price, you must deliver a new Letter of Transmittal prior to the Expiration Date. Any Letter of Transmittal delivered after to the date of the Amended Offer to Purchase will automatically revoke any Letter of Transmittal delivered prior to the date of the Amended Offer to Purchase; however, absent a notice of withdrawal, subsequent Letters of Transmittal do not revoke prior Letters of Transmittal delivered after the date of the Amended Offer to Purchase. Separate notices of withdrawal, as described in Section 4 of the Amended Offer to Purchase, are not required for each Letter of Transmittal; You may contact the Depositary or the Information Agent for additional instructions.

PRICE (IN DOLLARS) PER SHARE AT WHICH SHARES ARE BEING TENDERED

☐ $22.00	☐ $23.00	☐ $24.00	☐ $25.00	☐ $26.00
☐ $22.25	☐ $23.25	☐ $24.25	☐ $25.25
☐ $22.50	☐ $23.50	☐ $24.50	☐ $25.50
☐ $22.75	☐ $23.75	☐ $24.75	☐ $25.75

CHECK ONLY ONE BOX ABOVE. IF MORE THAN ONE BOX IS CHECKED ABOVE, THERE IS NO VALID TENDER OF SHARES.

SHARES TENDERED AT PRICE DETERMINED PURSUANT TO THE OFFER
(See Instruction 5 to the Letter of Transmittal)

☐    I want to maximize the chance of having DaVita purchase all of the shares that I am tendering (subject to the possibility of proration). Accordingly, by checking this box instead of one of the price boxes above, I hereby tender shares and am willing to accept the purchase price determined by DaVita in accordance with the terms of the offer. This action could result in my receiving a price per share as low as $22.00.

ODD LOTS

To be completed ONLY if shares are being tendered by or on behalf of a person owning beneficially or of record an aggregate of fewer than 100 shares (not including any shares held in DaVita’s 401(k) Retirement Savings Plan or Profit Sharing Plan). I am either (check one box):

☐	the beneficial or record owner of an aggregate of fewer than 100 shares, all of which are being tendered; or

☐
a broker, dealer, commercial bank, trust company, or other nominee that (a) is tendering for the beneficial owner(s) of shares with respect to which it is the record holder, and (b) believe, based upon representations made to me by the beneficial owner(s), that each person was the beneficial or record owner of an aggregate of fewer than 100 shares and is tendering all of those shares.

In addition, I am tendering shares either (check one box):

☐	at the purchase price determined by DaVita in accordance with the terms of the offer (persons checking this box need not indicate the price per share above); or

☐	at the price per share indicated above under “Shares Tendered at Price Determined by Stockholder.”

ODD LOT SHARES CANNOT BE CONDITIONALLY TENDERED.

CONDITIONAL TENDER

You may condition your tender of shares upon us purchasing a specified minimum number of the shares tendered, all as described in the Amended Offer to Purchase, particularly in Section 6. Unless at least the minimum number of shares you indicate below is purchased by us pursuant to the terms of the offer, none of the shares tendered by you will be purchased. It is your responsibility to calculate the minimum number of shares that must be purchased if any are purchased, and you are urged to consult your own tax advisor. Unless this box has been completed and a minimum specified, the tender will be deemed unconditional.

☐	Minimum number of shares that must be purchased, if any are purchased: ______ shares.

SPECIAL PAYMENT OR DELIVERY INSTRUCTIONS

You recognize that, under certain circumstances set forth in the Amended Offer to Purchase, we may terminate or amend the offer or may postpone the acceptance for payment of, or the payment for, shares tendered or may accept for payment fewer than all of the shares tendered. In any event, you understand that certificate(s) for any shares not tendered or not purchased will be returned to you at the address indicated above, unless otherwise indicated under the box entitled “Special Payment Instructions” or the box entitled “Special Delivery Instructions” below.

You understand that acceptance of shares by us for payment will constitute a binding agreement between you and us upon the terms and subject to the conditions of the offer.

The check for the aggregate net purchase price for the shares tendered and purchased will be issued in your name and mailed to the address indicated above, unless otherwise indicated under the box entitled “Special Payment Instructions” or the box entitled “Special Delivery Instructions” below. You acknowledge that we have no obligation, pursuant to the “Special Payment Instructions,” to transfer any shares from the name of our registered holder(s), or to order the registration or transfer of any shares tendered by book-entry transfer, if we do not purchase any of the shares.

SPECIAL PAYMENT INSTRUCTIONS
(See Instructions 1, 6, 7 and 10)

To be completed ONLY if certificates for shares not tendered or purchased and/or any checks for the purchase price of shares accepted for payment are to be issued in the name of and sent to someone other than you or if shares tendered hereby and delivered by book-entry transfer that are not accepted for payment are to be redelivered by credit to an account maintained at a Book-Entry Transfer Facility other than the account indicated above.

Issue:	☐ Check to:
☐ Certificates to:

Name
(Please Print)
Address

(Include Zip Code)

(Employer Identification or Social Security Number)

Credit shares tendered by book-entry transfer that are not accepted for payment to DTC to an account set forth below:

Account Number:

SPECIAL DELIVERY INSTRUCTIONS
(See Instructions 1, 6, 7 and 10)

To be completed ONLY if any certificate for shares not tendered or not purchased and/or any check for the purchase price of shares accepted for payment, issued in the name of the undersigned, are to be sent to someone other than you or to you at an address other than that shown above.

Mail	☐ Check to:
☐ Certificate to:

Name
(Please Print)
Address

(Include Zip Code)

(Employer Identification or Social Security Number)

☐
CHECK HERE IF TENDERED SHARES ARE BEING DELIVERED BY BOOK-ENTRY TRANSFER MADE TO AN ACCOUNT MAINTAINED BY THE DEPOSITARY WITH DTC AND COMPLETE THE FOLLOWING (ONLY PARTICIPANTS IN DTC MAY DELIVER SHARES BY BOOK-ENTRY TRANSFER):

Name of Tendering Institution
Account Number
Transaction Code Number

☐	CHECK HERE IF TENDERED SHARES ARE BEING DELIVERED PURSUANT TO A NOTICE OF GUARANTEED DELIVERY PREVIOUSLY SENT TO THE DEPOSITARY AND COMPLETE THE FOLLOWING:

Name(s) of Registered Owner(s)
Date of Execution of Notice of Guaranteed Delivery
Name of Institution that Guaranteed Delivery
If delivered by Book-Entry Transfer:
Name of Tendering Institution

Account Number
Transaction Code Number

NOTE: SIGNATURES MUST BE PROVIDED BELOW

Please Read the Accompanying Instructions Carefully.

To DaVita Inc.

I hereby tender to you the above-described common shares, par value $0.001 per share, at the price per share indicated in this Letter of Transmittal, net to the seller in cash, without interest, upon the terms and subject to the conditions set forth in the Amended Offer to Purchase dated April 22, 2002, receipt of which is hereby acknowledged, and in this Letter of Transmittal which, as amended or supplemented from time to time, together constitute the offer.

Subject to, and effective upon, acceptance for payment of the shares tendered in accordance with the terms and subject to the conditions of the offer, including, if the offer is extended or amended, the terms and conditions of the extension or amendment, I sell, assign and transfer to you, or upon your order, all right, title and interest in and to all shares tendered and order the registration of all shares if tendered by book-entry transfer and irrevocably constitute and appoint the Depositary as my true and lawful agent and attorney-in-fact with respect to the shares with full knowledge that the Depositary also acts as your agent, with full power of substitution (the power of attorney being deemed to be an irrevocable power coupled with an interest), to:

(a)
deliver certificate(s) representing the shares or transfer ownership of the shares on the account books maintained by DTC, together, in either case, with all accompanying evidences of transfer and authenticity, to you or upon your order upon receipt by the Depositary, as my agent, of the purchase price with respect to the shares;

(b)	present certificates for the shares for cancellation and transfer on your books; and

(c)
receive all benefits and otherwise exercise all rights of beneficial ownership of the shares, subject to the next paragraph, all in accordance with the terms and subject to the conditions of the offer.

I covenant, represent and warrant to you that:

(1)
I have full power and authority to tender, sell, assign and transfer the shares tendered hereby and when and to the extent accepted for payment, you will acquire good, marketable and unencumbered title to the tendered shares, free and clear of all security interests, liens, restrictions, charges, encumbrances, conditional sales agreements or other obligations relating to the sale or transfer of the shares, and not subject to any adverse claims;

(2)
I understand that tenders of shares pursuant to any one of the procedures described in Section 3 of the Amended Offer to Purchase and in the instructions will constitute my acceptance of the terms and conditions of the offer, including my representation and warranty that (i) I have a “net long position,” within the meaning of Rule 14e-4 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), in the shares or equivalent securities at least equal to the shares being tendered, and (ii) the tender of shares complies with Rule 14e-4; and

(3)	I will, upon request, execute and deliver any additional documents deemed by the Depositary or you to be necessary or desirable to complete the sale, assignment and transfer of the shares tendered.

I understand that tenders of shares pursuant to any one of the procedures described in Section 3 of the Amended Offer to Purchase and in the instructions to this Letter of Transmittal will constitute a binding agreement between me and you upon the terms and subject to the conditions of the offer. I acknowledge that under no circumstances will you pay interest on the purchase price, including without limitation, by reason of any delay in making payment.

All authority conferred or agreed to be conferred will survive my death or incapacity, and any obligation of mine will be binding on my heirs, personal representatives, executors, administrators, successors, assigns, trustees in bankruptcy and legal representatives. Except as stated in the Amended Offer to Purchase, this tender is irrevocable.

The name(s) and address(es) of the registered holder(s) should be printed, if they are not already printed above, exactly as they appear on the certificates representing shares tendered. The certificate numbers, the number of shares represented by the certificates and the number of shares that the undersigned wishes to tender, should be set forth in the appropriate boxes above. The price at which the shares are being tendered should be indicated in the appropriate boxes above.

I understand that you will determine a single per share price, not in excess of $26.00 nor less than $22.00 that you will pay for shares properly tendered, taking into account the number of shares tendered and the prices specified by tendering stockholders. All shares acquired in the offer will be acquired at the same purchase price. You will select the lowest purchase price that will allow you to buy 20,000,000 shares or, if a lesser number of shares are properly tendered, all shares that are properly tendered. All shares properly tendered at prices at or below the purchase price and not properly withdrawn will be purchased, subject to the conditions of the offer and the “Odd Lot” priority, proration and conditional tender provisions described in the Amended Offer to Purchase. Shares tendered at prices in excess of the purchase price that is determined by you and shares not purchased because of proration or conditional tenders will be returned.

REGISTERED HOLDERS OF SHARES
SIGN HERE
(ALSO COMPLETE SUBSTITUTE FORM W-9 ON PAGE 14)

(Signature(s) of Stockholder(s))

Dated:

(Must be signed by registered holder(s) as name(s) appear(s) on the certificate(s) for the shares or on a security position listing or by person(s) authorized to become registered holder(s) by certificates and documents transmitted herewith. If signature is by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, please provide the following information and see Instruction 6.)

Name(s):
(Please Print)

Capacity (full title):

Address:

(Include Zip Code)

Daytime Area Code and Telephone No.:

Employer Identification or
Social Security No.:
(See Substitute Form W-9)

GUARANTEE OF SIGNATURE(S)
(If Required See Instructions 1 and 6)

Authorized Signature:

Name:
(Please Print)

Name of Firm:

Address:

(Include Zip Code)

Area Code and Telephone No.:

Dated:

IMPORTANT: COMPLETE AND SIGN THE SUBSTITUTE FORM W-9
IN THIS LETTER OF TRANSMITTAL AND CONSENT

INSTRUCTIONS

FORMING PART OF THE TERMS AND CONDITIONS OF THE OFFER

1.    Guarantee of Signatures.    No signature guarantee is required if either:

(a) this Letter of Transmittal is signed by the registered holder of the shares (which term, for these purposes, includes any participant in DTC whose name appears on a security position listing as the owner of the shares) tendered exactly as the name of the registered holder appears on the certificate(s) for the shares tendered with this Letter of Transmittal and payment and delivery are to be made directly to the owner and the owner has not completed either the box entitled “Special Payment Instructions” or “Special Delivery Instructions” above; or

(b) the shares are tendered for the account of a bank, broker, dealer, credit union, savings association or other entity which is a member in good standing of the Securities Transfer Agents Medallion Program or a bank, broker, dealer, credit union, savings association or other entity which is an “eligible guarantor institution,” as that term is defined in Rule 17Ad-15 promulgated under the Exchange Act (each of the foregoing constituting an “Eligible Institution”).

In all other cases, an Eligible Institution must guarantee all signatures on this Letter of Transmittal. See Instruction 6.

2.    Delivery of Letter of Transmittal and Certificates; Guaranteed Delivery Procedures.     This Letter of Transmittal is to be completed only if certificates for shares are delivered with it to the Depositary (or the certificates will be delivered pursuant to a Notice of Guaranteed Delivery previously sent to the Depositary) or if a tender for shares is being made concurrently pursuant to the procedure for tender by book-entry transfer set forth in Section 3 of the Amended Offer to Purchase. Certificates for all physically tendered shares or confirmation of a book-entry transfer into the Depositary’s account at DTC of shares tendered electronically, together in each case with a properly completed and duly executed Letter of Transmittal (or manually signed facsimile of the Letter of Transmittal), or an Agent’s Message, and any other documents required by this Letter of Transmittal, should be mailed or delivered to the Depositary at the appropriate address set forth in this document and must be delivered to the Depositary on or before the Expiration Date. Delivery of documents to DTC in accordance with DTC’s procedures does not constitute delivery to the Depositary.

If your certificates are not immediately available or you cannot deliver certificates for your shares and all other required documents to the Depositary before the Expiration Date, or your shares cannot be delivered on a timely basis pursuant to the procedures for book-entry transfer, you must, in any case, tender your shares by or through any Eligible Institution by properly completing and duly executing and delivering a Notice of Guaranteed Delivery (or facsimile of the Notice of Guaranteed Delivery) and by otherwise complying with the guaranteed delivery procedure set forth in Section 3 of the Amended Offer to Purchase. Pursuant to that procedure, certificates for all physically tendered shares or book-entry confirmations, as the case may be, as well as this properly completed and duly executed Letter of Transmittal (or manually signed facsimile of this Letter of Transmittal), or an Agent’s Message, and all other documents required by this Letter of Transmittal, must be received by the Depositary within three (3) New York Stock Exchange trading days after receipt by the Depositary of the Notice of Guaranteed Delivery, all as provided in Section 3 of the Amended Offer to Purchase.

The Notice of Guaranteed Delivery may be delivered by hand or transmitted by telegram, facsimile transmission or mail to the Depositary and must include a signature guarantee by an Eligible Institution in the form set forth therein. For shares to be tendered validly pursuant to the guaranteed delivery procedure, the Depositary must receive the Notice of Guaranteed Delivery on or before the Expiration Date.

THE METHOD OF DELIVERY OF ALL DOCUMENTS, INCLUDING CERTIFICATES FOR SHARES, IS AT THE OPTION AND RISK OF THE TENDERING STOCKHOLDER. IF DELIVERY IS BY MAIL, REGISTERED MAIL WITH RETURN RECEIPT REQUESTED, PROPERLY INSURED, IS RECOMMENDED. IN ALL CASES, SUFFICIENT TIME SHOULD BE ALLOWED TO ASSURE DELIVERY.

Except as specifically permitted by Section 6 of the Amended Offer to Purchase, we will not accept any alternative, conditional or contingent tenders, nor will we purchase any fractional shares, except as expressly provided in the Amended Offer to Purchase. By executing this Letter of Transmittal (or a facsimile of this Letter of Transmittal), you waive any right to receive any notice of the acceptance of your tender.

3.     Inadequate Space.     If the space provided in the box entitled “Description of Shares Tendered” above is inadequate, you should list the certificate numbers and/or the number of shares on a separate signed schedule and attach it to this Letter of Transmittal.

4.     Partial Tenders and Unpurchased Shares.     (Not applicable if you tender by book-entry transfer.) If fewer than all of the shares evidenced by any certificate are to be tendered, fill in the number of shares that are to be tendered in the column entitled “Number of Shares Tendered” in the box entitled “Description of Shares Tendered” above. In that case, if any tendered shares are purchased, a new certificate for the remainder of the shares (including any shares not purchased) evidenced by the old certificate(s) will be issued and sent to you. Unless otherwise indicated, all shares represented by the certificate(s) set forth above and delivered to the Depositary will be deemed to have been tendered.

5.     Indication of Price at Which Shares Are Being Tendered.     If you are an Odd Lot Holder (as explained in Instruction 8 below), for shares to be properly tendered, you MUST either (1) check the box in the section captioned “Odd Lots” indicating that you wish to tender at the price determined by us or (2) check the box in the section captioned “Odd Lots” indicating that you wish to tender at the price indicated in the section captioned “Shares Tendered at Price Determined by Stockholder” and check a box in that section. If you are not an Odd Lot Holder, for shares to be properly tendered, you MUST either (1) check the box next to the section captioned “Shares Tendered at Price Determined Pursuant to the Offer” or (2) check one of the boxes in the section captioned “Shares Tendered at Price Determined by Stockholder” indicating the price at which you are tendering shares. If you wish to tender a portion(s) of your shares at different prices, you must complete a separate Letter of Transmittal for each price at which you wish to tender each portion of your shares. The same shares cannot be tendered (unless previously properly withdrawn as provided in Section 4 of the Amended Offer to Purchase) at more than one price. All shares previously tendered at less than $22.00 shall be deemed to have been tendered at $22.00 and you need not deliver a notice of withdrawal or new Letter of Transmittal to effect this change. If you would like to change your tender price, you must deliver a new Letter of Transmittal prior to the Expiration Date. Any Letter of Transmittal delivered after the date of this Amended Offer to Purchase will automatically revoke any Letter of Transmittal delivered prior to the date of this Amended Offer to Purchase; however, absent a notice of withdrawal, subsequent Letters of Transmittal do not revoke prior Letters of Transmittal delivered after the date of this Amended Offer to Purchase. Separate notices of withdrawal, as described in Section 4 of the Amended Offer to Purchase, are not required for each Letter of Transmittal. You may contact the Depositary or the Information Agent for additional instructions.

6.     Signatures on this Letter of Transmittal; Stock Powers and Endorsements.     If you are signing this Letter of Transmittal as the registered holder(s) of the shares tendered, your signature(s) must correspond exactly with the name(s) as written on the face of the certificate(s) without any change whatsoever.

If the shares tendered are registered in the names of two or more joint holders, each holder must sign this Letter of Transmittal.

If any tendered shares are registered in different names on several certificates, it will be necessary to complete, sign and submit as many separate Letters of Transmittal (or facsimile) as there are different registrations of certificates.

If you are signing this Letter of Transmittal as the registered holder(s) of the shares tendered, no endorsement(s) of certificate(s) representing the shares or separate stock power(s) are required unless payment is to be made to a person other than you. Signature(s) on the certificate(s) must be guaranteed by an Eligible Institution. If you are signing this Letter of Transmittal and you are not the registered holder(s) of the certificate(s) listed, or if payment is to be made to a person other than the registered holder(s), the certificate(s) must be endorsed or accompanied by appropriate stock power(s), in either case signed exactly as the name(s) of the registered holder(s) appears on the certificate(s), and the signature(s) on the certificate(s) or stock power(s) must be guaranteed by an Eligible Institution. See Instruction 1.

If you are signing this Letter of Transmittal or any certificate(s) or stock power(s) as a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or any other person acting in a fiduciary or representative capacity, you should so indicate when signing this Letter of Transmittal and must submit proper evidence satisfactory to us of your authority to so act.

7.     Stock Transfer Taxes.     Except as provided in this Instruction 7, no stock transfer tax stamps or funds to cover tax stamps need accompany this Letter of Transmittal. We will pay any stock transfer taxes payable on the transfer to us of shares purchased pursuant to the offer. If, however, either (a) payment of the purchase price for shares tendered and accepted for purchase is to be made to any person other than the registered holder(s); or (b) certificate(s) representing tendered shares are registered in the name(s) of any person(s) other than the person(s) signing this Letter of Transmittal, then the Depositary will deduct from the purchase price the amount of any stock transfer taxes (whether imposed on the registered holder(s), other person(s) or otherwise) payable on account of the transfer to that person, unless satisfactory evidence of the payment of the taxes or any exemption therefrom is submitted.

8.     Odd Lots.     As described in Section 1 of the Amended Offer to Purchase, if we are to purchase fewer than all shares tendered before the Expiration Date and not properly withdrawn, the shares purchased first will consist of all shares properly tendered by any stockholder who owned, beneficially or of record, an aggregate of fewer than 100 shares (not including any shares held in DaVita’s 401(k) Retirement Savings Plan or Profit Sharing Plan), and who tenders all of his or her shares at or below the purchase price (an “Odd Lot Holder”). This preference will not be available unless the section captioned “Odd Lots” is completed.

9.     Order of Purchase in Event of Proration.     You may designate the order in which your shares are to be purchased in the event of proration. The order of purchase may have an effect on the federal income tax treatment of the purchase price for the shares purchased. See Section 14 of the Amended Offer to Purchase.

10.     Special Payment and Delivery Instructions.     If check(s) are to be issued in the name of a person other than the signer of this Letter of Transmittal or if the certificates and/or checks are to be sent to someone other than the person signing this Letter of Transmittal or to the signer at a different address, the box entitled “Special Payment Instructions” and/or the box entitled “Special Delivery Instructions” on this Letter of Transmittal should be completed as applicable and signatures must be guaranteed as described in Instruction 1.

11.     Irregularities.     All questions as to the number of shares to be accepted, the price to be paid for the shares and the validity, form, eligibility (including time of receipt) and acceptance for payment of any tender of shares will be determined by us in our sole discretion, which determination will be final and binding on all parties. We reserve the absolute right to reject any or all tenders of shares that we determine not to be in proper form or the acceptance of which or payment for which may, in the opinion of our counsel, be unlawful. We also reserve the absolute right to waive any of the conditions of the offer or any defect or irregularity in any tender with respect to any particular shares or any particular stockholder, and our interpretation of the terms of the offer (including these Instructions) will be final and binding on all parties. No tender of shares will be deemed to be properly made until all defects and irregularities have been cured by the tendering stockholder or waived by us. Unless waived, any defects or irregularities in connection with tenders must be cured within that time as we will determine. None of us, the Dealer Manager (as defined in the Amended Offer to Purchase), the Depositary, the Information Agent (as defined in the Amended Offer to Purchase) or any other person is or will be obligated to give notice of any defects or irregularities in tenders and none of them will incur any liability for failure to give any notice of defect or irregularity.

12.     Questions and Requests for Assistance and Additional Copies.     Questions or requests for assistance may be directed to, or additional copies of the Amended Offer to Purchase, the Letter of Transmittal or the Notice of Guaranteed Delivery may be obtained from, the Information Agent or the Dealer Manager at their addresses and telephone numbers set forth below.

13.     Tax Identification Number and Backup Withholding.     Federal income tax law generally requires that a stockholder whose tendered shares are accepted for purchase, or the stockholder’s assignee (in either case, the “Payee”), provide the Depositary with the Payee’s correct Taxpayer Identification Number (“TIN”), which, in the case of a Payee who is an individual, is the Payee’s social security number. If the Depositary is not provided with the correct TIN or an adequate basis for an exemption, the Payee may be subject to penalties imposed by the Internal Revenue Service and backup withholding in an amount equal to 30% of the gross proceeds received pursuant to the offer. If withholding results in an overpayment of taxes, a refund may be obtained.

To prevent backup withholding, each Payee must provide the Payee’s correct TIN by completing the Substitute Form W-9 set forth in this document, certifying that the TIN provided is correct (or that the Payee is awaiting a TIN) and that (a) the Payee is exempt from backup withholding, (b) the Payee has not been notified by the Internal Revenue Service that the Payee is subject to backup withholding as a result of a failure to report all interest or dividends, or (c) the Internal Revenue Service has notified the Payee that the Payee is no longer subject to backup withholding.

If the Payee does not have a TIN, the Payee should (a) consult the enclosed Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9 (“W-9 Guidelines”) for instructions on applying for a TIN, (b) write “Applied For” in the space provided in Part 1 of the Substitute Form W-9, and (c) sign and date the Substitute Form W-9 and the Certificate of Awaiting Taxpayer Identification Number set forth in this document. If the Payee does not provide the Payee’s TIN to the Depositary within sixty (60) days, backup withholding will begin and continue until the Payee furnishes the Payee’s TIN to the Depositary. Note that writing “Applied For” on the Substitute Form W-9 means that the Payee has already applied for a TIN or that the Payee intends to apply for one in the near future.

If shares are held in more than one name or are not in the name of the actual owner, consult the W-9 Guidelines for information on which TIN to report.

Exempt Payees (including, among others, all corporations and certain foreign individuals) are not subject to backup withholding and reporting requirements. To prevent possible erroneous backup withholding, an exempt Payee should write “Exempt” in Part 2 of the Substitute Form W-9. See the enclosed Guidelines for Certification of Taxpayer Identification Number on the Substitute Form W-9 for additional instructions. In order for a nonresident alien or foreign entity to qualify as exempt, that person must submit a completed IRS Form W-8BEN Certificate of Foreign Status or IRS Form W-8ECI Certificate of Foreign Person’s Claim for Exemption from Withholding or Income Effectively Connected with the Conduct of a U.S. Trade or Business, or a Substitute Form W-8BEN or Substitute Form W-8ECI, signed under penalties of perjury attesting to the exempt status. This form may be obtained from the Depositary or the IRS through its Internet website: www.irs.gov.

14.     Withholding for Non-United States Stockholders.     Even if a Non-United States Stockholder (as defined below) has provided the required certification to avoid backup withholding, the Depositary will withhold United States federal income taxes equal to 30% of the gross payments payable to a Non-United States Stockholder or the holder’s agent unless the Depositary determines that a reduced rate of withholding is available pursuant to a tax treaty or that an exemption from withholding is applicable because the gross proceeds are effectively connected with the conduct of a trade or business within the United States. For this purpose, a “Non-United States Stockholder” is any stockholder that for United States federal income tax purposes is not (a) a citizen or resident of the United States, (b) a corporation or partnership created or organized in or under the laws of the United States or any State or the District of Columbia, (c) an estate the income of which is subject to United States federal income taxation regardless of the source of that income, or (d) a trust (i) the administration over which a United States court can exercise primary supervision and (ii) all of the substantial decisions of which one or more United States persons have the authority to control. In order to obtain a reduced rate of withholding pursuant to a tax treaty, a Non-United States Stockholder must deliver to the Depositary before the payment a properly completed and executed IRS Form W-8BEN. In order to obtain an exemption from withholding on the grounds that the gross proceeds paid pursuant to the offer are effectively connected with the conduct of a trade or business within the United States, a Non-United States Stockholder must deliver to the Depositary a properly completed and executed IRS Form W-8ECI. The Depositary will determine a stockholder’s status as a Non-United States Stockholder and eligibility for a reduced rate of, or an exemption from, withholding by reference to outstanding certificates or statements concerning eligibility for a reduced rate of, or exemption from, withholding (e.g., IRS Form W-8BEN or IRS Form W-8ECI) unless facts and circumstances indicate that reliance is not warranted. A Non-United States Stockholder may be eligible to obtain a refund of all or a portion of any tax withheld if the Non-United States Stockholder meets those tests described in Section 14 of the Amended Offer to Purchase that would characterize the exchange as a sale (as opposed to a dividend) or is otherwise able to establish that no tax or a reduced amount of tax is due.

Non-United States Stockholders are urged to consult their own tax advisors regarding the application of United States federal income tax withholding, including eligibility for a withholding tax reduction or exemption, and the refund procedure.

15.     Mutilated, Lost, Stolen or Destroyed Certificates.     If any certificate(s) representing shares has been lost, stolen, destroyed or mutilated, you should complete an affidavit of loss and return it with the Letter of Transmittal. Please call the Depositary at (800) 507-3597 to obtain an affidavit of loss and for further instructions.

16.     Conditional Tenders.     As described in Section 6 of the Amended Offer to Purchase, you may condition your tender on all or a minimum number of your tender shares being purchased. If we are to purchase less than all of the shares tendered before the Expiration Date and not withdrawn, the Depositary will perform a preliminary proration, and any shares tendered at or below the purchase price pursuant to a conditional tender for which the condition was not satisfied by the preliminary proration will be deemed withdrawn, subject to reinstatement if such conditional tendered shares are subsequently selected by random lot for purchase subject to Section 6 of the Amended Offer to Purchase. Conditional tenders will be selected by lot only from stockholders who tender all of their shares. All tendered shares will be deemed unconditionally tendered unless the “Conditional Tender” box is completed. The conditional tender alternative is made available so that you may assure that the purchase of shares from you pursuant to the offer will be treated as a sale of the shares by you, rather than the payment of a dividend to you, for United States federal income tax purposes. Odd Lot Shares, which will not be subject to proration, cannot be conditionally tendered. It is your responsibility to calculate the minimum number of shares that must be purchased from you in order for you to qualify for sale (rather than dividend) treatment, and you are urged to consult your own tax advisor.

In the event of proration, any shares tendered pursuant to a conditional tender for which the minimum requirements are not satisfied may not be accepted and thereby will be deemed withdrawn.

IMPORTANT: THIS LETTER OF TRANSMITTAL, PROPERLY COMPLETED AND DULY EXECUTED, OR A MANUALLY SIGNED FACSIMILE OF THIS LETTER OF TRANSMITTAL, TOGETHER WITH CERTIFICATES REPRESENTING SHARES BEING TENDERED OR CONFIRMATION OF BOOK-ENTRY TRANSFER AND ALL OTHER REQUIRED DOCUMENTS, OR A NOTICE OF GUARANTEED DELIVERY, MUST BE RECEIVED BEFORE 9:00 A.M., NEW YORK CITY TIME, ON THE EXPIRATION DATE. YOU ARE ENCOURAGED TO RETURN A COMPLETED SUBSTITUTE FORM W-9 WITH THIS LETTER OF TRANSMITTAL.

TO BE COMPLETED BY ALL TENDERING STOCKHOLDERS (See Instruction 13)

Name (If joint names, see attached guidelines)

Business name (Sole proprietors, see attached guidelines)

Please check appropriate box: ☐ Individual/Sole Proprietor	☐ Corporation	☐ Partnership	☐ Other

Address (number, street, and apt. or suite no.)

City, state, and Zip code

PAYOR’S NAME:

SUBSTITUTE Form W-9 Department of the Treasury Internal Revenue Service Payor’s Request for Taxpayer Identification Number (“TIN”) and Certification	Part 1—PLEASE PROVIDE YOUR TIN IN THE BOX AT RIGHT AND CERTIFY BY SIGNING AND DATING BELOW	TIN (Social Security Number or Employer Identification Number)

Part 2—FOR PAYEES EXEMPT FROM BACKUP WITHHOLDING (SEE INSTRUCTIONS)

Part 3—CERTIFICATION—Under penalties of perjury, I certify that (1) the number shown on this form is my correct TIN (or I am waiting for a number to be issued to me), (2) I am not subject to backup withholding because: (a) I am exempt from backup withholding, or (b) I have not been notified by the Internal Revenue Service (the “IRS”) that I am subject to backup withholding as a result of a failure to report all interest or dividends or (c) the IRS has notified me that I am no longer subject to backup withholding, and (3) I am a U.S. Person (including a U.S. resident alien).

SIGNATURE: DATE:

You must cross out item (2) in Part 3 above if you have been notified by the IRS that you are currently subject to backup withholding because of underreporting interest or dividends on your tax return.

YOU MUST COMPLETE THE FOLLOWING CERTIFICATE IF YOU WROTE “APPLIED FOR” IN PART 1 OF THE SUBSTITUTE FORM W-9

CERTIFICATE OF AWAITING TAXPAYER IDENTIFICATION NUMBER

I certify under penalties of perjury that a taxpayer identification number has not been issued to me, and that I mailed or delivered an application to receive a taxpayer identification number to the appropriate Internal Revenue Service Center or Social Security Administration Office (or I intend to mail or deliver an application in the near future). I understand that if I do not provide a taxpayer identification number to the Payor within 60 days, the Payor is required to withhold the applicable rate from all cash payments made to me thereafter until I provide a number.

SIGNATURE:	DATE:

NOTE:
FAILURE TO COMPLETE AND RETURN THIS FORM MAY RESULT IN BACKUP WITHHOLDING FROM ANY GROSS PROCEEDS. PLEASE REVIEW THE ENCLOSED GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION NUMBER ON SUBSTITUTE FORM W-9 FOR ADDITIONAL DETAILS.

Manually signed facsimile copies of the Letter of Transmittal will be accepted. The Letter of Transmittal, certificates for Shares and any other required documents should be sent or delivered by each DaVita stockholder or such stockholder’s broker, dealer, commercial bank, trust company or other nominee to the Depositary at one of its addresses set forth below.

The Depositary for the Offer is:

The Bank of New York

By Mail:	By Hand:	By Overnight Courier:
Tender & Exchange Department P.O. Box 11248 Church Street Station New York, NY 10286-1248	Tender & Exchange Department One Wall Street, 3rd Floor New York, NY 10286	Tender & Exchange Department 385 Rifle Camp Road, 5th Floor West Paterson, NJ 07424

Facsimile Number:
(For Eligible Institutions Only)
(973) 247-4077

For Confirmation of Facsimile:
(973) 247-4075

DELIVERY OF THIS LETTER OF TRANSMITTAL TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION OF INSTRUCTIONS VIA A FACSIMILE TO A NUMBER OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY TO THE DEPOSITARY.

Questions and requests for assistance or for additional copies of the Amended Offer to Purchase, the Letter of Transmittal and the Notice of Guaranteed Delivery may be directed to the Information Agent or the Dealer Manager at their respective telephone numbers and locations listed below. You may also contact your broker, dealer, commercial bank, trust company or other nominee for assistance concerning the Offer.

The Information Agent for the Offer is:

17 State Street, 10th Floor
New York, NY 10004
Banks and Brokers Call Collect: (212) 440-9800
All Others Call Toll Free: (866) 800-0506

The Dealer Manager for the Offer is:

Credit Suisse First Boston Corporation
Eleven Madison Avenue
New York, New York 10010-3629
Call Toll Free: (800) 881-8320